Exhibit 99.1

Tocagen and ApolloBio Enter License Agreement to Develop and Commercialize

Toca 511 & Toca FC in the Greater China Region

Tocagen eligible to receive up to $127 million in upfront payment, development and commercial milestones, plus additional double-digit tiered sales royalties

Upfront and near-term development milestones payments total up to $20 million

SAN DIEGO AND BEIJING – April 19, 2018 – Tocagen Inc. (Nasdaq: TOCA), a clinical-stage, cancer-selective gene therapy company, and Beijing Apollo Venus Biomedical Technology Limited, an affiliate of ApolloBio Corp. (NEEQ: 430187), a biopharmaceutical company focused on oncology (collectively, “ApolloBio”), today announced they have entered into a license agreement providing ApolloBio with an exclusive license to develop and commercialize Toca 511 & Toca FC within the greater China region, including mainland China, Hong Kong, Macao and Taiwan.

Toca 511 & Toca FC is a cancer-selective immunotherapy currently under evaluation in an international Phase 3 trial, called Toca 5, for patients with recurrent high grade glioma (HGG), a type of brain tumor. The product candidate has received Breakthrough Therapy Designation from the U.S. Food and Drug Administration (FDA) and PRIority MEdicines (PRIME) designation from the European Medicines Agency (EMA).

Under the terms of the agreement, ApolloBio will make an upfront payment of $16 million to Tocagen, plus potential payments of $4 million in near-term development milestones, including completion of enrollment in the Toca 5 study. Tocagen will be eligible for additional future payments totaling up to $111 million upon meeting certain development and commercial milestones. In addition, low double-digit tiered royalty payments will be made based on net sales. ApolloBio will be responsible for all development and commercialization costs in the licensed territory.

“As an innovative biopharmaceutical company in China, ApolloBio is well positioned to leverage China’s recent regulatory changes supporting the development of new medicines,” said Marty Duvall, chief executive officer of Tocagen. “ApolloBio brings valuable regional expertise in product development, regulation and healthcare access, positioning our lead product to advance towards patients in the greater China region as quickly and efficiently as possible.”

The total number of new diagnoses of HGG expected in 2018 is about 180,000 worldwide and about 47,000 in the greater China region. Standard treatment for newly diagnosed HGG includes safe surgical removal of as much of the tumor as possible, followed by radiation therapy and chemotherapy. However, HGG recurs in most patients even after maximal treatment and there are currently very few treatment options available.

“We are committed to accelerating the availability of novel immuno-oncology treatments to patients with high unmet medical needs in the greater China region,” said Dr. Weiping Yang, chief executive officer of ApolloBio. “Toca 511 & Toca FC is a highly promising, best-in-class cancer-selective immunotherapy and we look forward to working with Tocagen to advance this innovative late-stage product towards commercialization.”

The license grant to ApolloBio is subject to the satisfaction of customary conditions and is expected to become effective in the second quarter of 2018. For more details, please refer to the corresponding Form 8-K filed today with the U.S. Securities and Exchange Commission (SEC).

About Toca 511 & Toca FC

Tocagen’s lead product candidate is a two-part cancer-selective immunotherapy comprised of an investigational biologic, Toca 511 and an investigational small molecule, Toca FC. Toca 511 (vocimagene amiretrorepvec) is a retroviral replicating vector (RRV) that selectively infects cancer cells and delivers a gene for the enzyme, cytosine deaminase (CD). Through this targeted delivery, infected cancer cells carry the CD gene and produce CD. Toca FC is an orally administered, extended-release formulation of the prodrug, 5-fluorocytosine (5-FC), which is converted into an anti-cancer drug, 5-fluorouracil (5-FU), when it encounters CD. 5-FU kills cancer cells and immune-suppressive myeloid cells in the tumor microenvironment resulting in anti-cancer immune activation and subsequent tumor killing.

About ApolloBio Corp.

ApolloBio Corp. (NEEQ:430187) is an innovative Chinese biomedical company committed to research and development of innovative new medicines, accessing such new medicines through in-licensing, and additionally providing medical services. ApolloBio is focused on pharmaceutical products with significant market potential in China in the field of oncology; providing efficient access for American biomedical companies to enter into the Chinese market; and aiming to bring the newest and best medicines across the globe to the Chinese people. For more information, visit www.apollobio.com.

About Tocagen Inc.

Tocagen is a clinical-stage, cancer-selective gene therapy company developing first-in-class, broadly applicable product candidates designed to activate a patient’s immune system against their own cancer. Tocagen’s lead investigational product candidate, Toca 511 & Toca FC, is under evaluation in a pivotal Phase 3 trial for recurrent high-grade glioma (HGG), a disease with significant unmet medical need. The U.S. Food and Drug Administration (FDA) has granted Toca 511 & Toca FC Breakthrough Therapy Designation for the treatment of recurrent HGG and the European Medicines Agency (EMA) has granted Toca 511 PRIME (PRIority MEdicines) designation for the treatment of HGG. For more information about Tocagen, visit www.tocagen.com.

Forward-Looking Statements

Statements contained in this press release regarding matters that are not historical facts are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Because such statements are subject to risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. Such statements include, but are not limited to, statements regarding the payments we expect to receive from ApolloBio under the license agreement, including the timing and amounts of such payments, ApolloBio’s development and regulatory capabilities and resources, the development and regulatory environment for oncology candidates and gene therapy candidates in the greater China region, and the market potential for oncology products and gene therapy products in the greater China region. Risks that contribute to the uncertain nature of the forward-looking statements include: ApolloBio’s ability to obtain required currency exchange and other approvals from PRC authorities for payments under the agreement; the uncertain timing of obtaining such approvals; regulatory developments in the greater China region, the United States and other countries; ApolloBio’s ability to execute on its strategy, including the availability to ApolloBio of sufficient capital for such purpose; the success, cost and timing of ApolloBio obtaining approval to import Toca 511 and Toca FC manufactured outside of the greater China region for use in clinical trials or for commercial distribution; tariffs or restrictions that PRC authorities may impose on the import of pharmaceutical products manufactured outside of the greater China region; the amount of PRC withholding tax and value added tax that ApolloBio will be required to deduct from any payments to us under the agreement; the extent, if any, to which we are able to recover any such withheld amounts; ApolloBio’s diligence obligations and resource commitments with respect to the development and commercialization of other products in-licensed by ApolloBio from third parties and ApolloBio’s own internally-developed products; timing and success of our clinical trials and planned clinical trials of Toca 511 & Toca FC; and timing and success of obtaining FDA approval of Toca 511 & Toca FC. These and other risks and uncertainties are described more fully under the caption “Risk Factors” and elsewhere in Tocagen’s filings and reports with the United States Securities and Exchange Commission. All forward-looking statements contained in this press release speak only as of the date on which they were made. Tocagen undertakes no obligation to update such statements to reflect events that occur or circumstances that exist after the date on which they were made.

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